Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Momentous Holdings Corp., (the "Company"), on Form 10-Q for the period ended February 28, 2019, as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 2, 2019

/s/ Andrew Eddy
By: Andrew Eddy
Its: Chief Executive Officer, principal financial officer and principal accounting officer